Exhibit 99.2

NAVIENT REPORTS FIRST-QUARTER 2024 FINANCIAL RESULTS

HERNDON, Va., April 24, 2024 — Navient (Nasdaq: NAVI) today released its first-quarter 2024 financial results.

OVERALL RESULTS	• GAAP net income of $73 million ($0.64 diluted earnings per share). • Core Earnings(1) of $54 million ($0.47 diluted earnings per share).
SIGNIFICANT ITEMS

•   GAAP and Core Earnings results included a net reduction to pre-tax income of $23 million ($0.16 diluted loss per share) comprised of the following items:

○   $14 million ($0.10 diluted loss per share) of regulatory-related and restructuring expenses, of which $12 million is due to an accrual in connection with recent developments related to CFPB matters.

○   FFELP Loan prepayments were $1.6 billion (compared to approximately $700 million in the year-ago quarter). This resulted in the write-off of an additional $9 million ($0.06 diluted loss per share) of loan premium, a non-cash reduction to net interest income.

CEO COMMENTARY – “We have made substantial progress on the three strategic actions launched earlier this year to outsource student loan servicing, explore strategic options for our business processing division, and streamline our shared service infrastructure and corporate footprint,” said David Yowan, president and CEO, Navient. “We are nearing completion of a final outsourcing agreement — which will pave the way for the transition of nearly 900 employees to support seamless service for our customers. Further, we expect to be in a position to decide on the options to divest our business processing division. We are beginning to execute our plans for a leaner company. When completed, we believe these actions will simplify our business, reduce our expense base, and increase our financial and operating flexibility.”

FIRST-QUARTER HIGHLIGHTS

FEDERAL EDUCATION LOANS SEGMENT	• Net income of $40 million. • Net interest margin of 0.55%.

CONSUMER LENDING SEGMENT	• Net income of $73 million. • Net interest margin of 2.99%. • Originated $259 million of Private Education Loans.

BUSINESS PROCESSING SEGMENT	• Revenue of $77 million. • Net income of $6 million and EBITDA(1) of $9 million.

CAPITAL & FUNDING

•   GAAP equity-to-asset ratio of 4.7% and adjusted tangible equity ratio(1) of 8.4%.

•   Repurchased $43 million of common shares. $247 million common share repurchase authority remains outstanding.

•   Paid $18 million in common stock dividends.

OPERATING EXPENSES	• Operating expenses of $170 million, excluding $13 million of regulatory-related expenses.

(1)	Item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures” on pages 15 – 23.

SEGMENT RESULTS — CORE EARNINGS

FEDERAL EDUCATION LOANS
In this segment, Navient owns FFELP Loans and performs servicing for this loan portfolio, as well as for FFELP Loans owned by other institutions.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q24	4Q23	1Q23

Net interest income	$53	$88	$125
Provision for loan losses	1	5	10
Other revenue	17	17	19

Total revenue	69	100	134
Expenses	17	17	20

Pre-tax income	52	83	114

Net income	$40	$63	$87

Segment net interest margin	.55%	.86%	1.12%
FFELP Loans:
FFELP Loan spread	.66%	.96%	1.25%
Provision for loan losses	$1	$5	$10
Net charge-offs	$10	$10	$18
Net charge-off rate	.13%	.13%	.22%
Greater than 30-days delinquency rate	13.2%	13.9%	14.4%
Greater than 90-days delinquency rate	6.6%	7.5%	7.9%
Forbearance rate	16.0%	16.8%	16.9%
Average FFELP Loans	$37,158	$39,129	$43,263
Ending FFELP Loans, net	$35,879	$37,925	$42,148

(Dollars in billions)
Total federal loans serviced	$42	$44	$49

DISCUSSION OF RESULTS — 1Q24 vs. 1Q23

•	Net income was $40 million compared to $87 million.

•

Net interest income decreased $72 million primarily due to the impact of increased interest rates on the different index resets for the segment’s assets and debt, as well as the paydown of the loan portfolio which included an increase in prepayments.

•	Provision for loan losses decreased $9 million. The $1 million of provision for loan losses in the current period was the result of relatively stable credit trends.

○	Net charge-offs were $10 million compared to $18 million.

○	Delinquencies greater than 90 days were $1.9 billion compared to $2.7 billion.

○	Forbearances were $5.5 billion compared to $6.8 billion.

•	Other revenue decreased $2 million primarily due to the paydown of the loan portfolio serviced for third parties.

•	Expenses were $3 million lower primarily as a result of the paydown of the loan portfolio.

CONSUMER LENDING

In this segment, Navient owns, originates, acquires and services consumer loans.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q24	4Q23	1Q23

Net interest income	$134	$134	$153
Provision for loan losses	11	50	(24)
Other revenue	4	3	3

Total revenue	127	87	180
Expenses	32	27	37

Pre-tax income	95	60	143

Net income	$73	$46	$110

Segment net interest margin	2.99%	2.91%	3.12%
Private Education Loans (including Refinance Loans):
Private Education Loan spread	3.10%	3.03%	3.28%
Provision for loan losses	$11	$50	$(24)
Net charge-offs	$99	$64	$75
Net charge-off rate	2.40%	1.48%	1.63%
Greater than 30-days delinquency rate	5.0%	5.1%	4.5%
Greater than 90-days delinquency rate	2.1%	2.3%	2.0%
Forbearance rate	1.8%	2.1%	1.9%
Average Private Education Loans	$17,385	$17,730	$19,289
Ending Private Education Loans, net	$16,608	$16,902	$18,275
Private Education Refinance Loans:
Net charge-offs	$11	$8	$8
Greater than 90-days delinquency rate	.5%	.4%	.3%
Average Private Education Refinance Loans	$8,796	$8,925	$9,521
Ending Private Education Refinance Loans, net	$8,619	$8,752	$9,274
Private Education Refinance Loan originations	$228	$191	$135

DISCUSSION OF RESULTS — 1Q24 vs. 1Q23

•	Originated $259 million of Private Education Loans compared to $168 million.

○	Refinance Loan originations were $228 million compared to $135 million.

○	In-school loan originations were $31 million compared to $33 million.

•	Net income was $73 million compared to $110 million.

•	Net interest income decreased $19 million primarily due to the paydown of the loan portfolio.

•

Provision for loan losses increased $35 million. The provision for loan losses of $11 million in the current period included $5 million in connection with loan originations and $6 million related to a general reserve build. The negative provision for loan losses of $(24) million in the year-ago quarter included $(52) million in connection with the adoption of a new accounting standard (ASU 2022-02) (see “GAAP Comparison of 2024 Results with 2023” for further discussion), $5 million in connection with loan originations and $23 million in connection with the resolution of certain private legacy loans in bankruptcy.

○	Net charge-offs were $99 million, up $24 million from $75 million.

○	Private Education Loan delinquencies greater than 90 days: $351 million, down $13 million from $364 million.

○	Private Education Loan forbearances: $297 million, down $57 million from $354 million.

•	Expenses decreased $5 million primarily due to lower in-school loan marketing spend.

BUSINESS PROCESSING
In this segment, Navient performs business processing services for non-education related government and healthcare clients.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q24	4Q23	1Q23
Revenue from government services	$48	$51	$40
Revenue from healthcare services	29	30	32

Total fee revenue	77	81	72
Expenses	69	70	67

Pre-tax income	8	11	5

Net income	$6	$8	$4

EBITDA(1)	$9	$12	$5
EBITDA margin(1)	11%	15%	7%

(1)	Item is a non-GAAP financial measure. For an explanation and reconciliation of our non-GAAP financial measures, see pages 15 – 23.

DISCUSSION OF RESULTS — 1Q24 vs. 1Q23

•	Revenue was $77 million, $5 million higher due to continued organic growth.

•	Net income was $6 million compared to $4 million.

•	EBITDA was $9 million, up $4 million, primarily the result of the increase in revenue and the reduction of certain costs.

•	EBITDA margin was 11%, up from 7%.

Definitions for capitalized terms in this release can be found in Navient’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024 (the 2023 Form 10-K).

Navient will hold a live audio webcast today, April 24, 2024, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Joe Fisher, CFO.

Analysts and investors who wish to ask questions are requested to pre-register at Navient.com/investors at least 15 minutes ahead of start time to receive their personal dial-in access details. Others who wish to join in listen-only mode do not need to pre-register and may simply visit Navient.com/investors to access the webcast.

Supplemental financial information and presentation slides used during the call will be available no later than start time. A replay of the webcast will be available approximately two hours after the event’s conclusion.

This news release contains “forward-looking statements,” within the meaning of the federal securities law, about our business and prospects and other information that is based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goal,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, changes in the macroeconomic environment and volatility in market conditions including interest rates, the value of equities and other financial assets; the risks and uncertainties associated with increases in financing costs; the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors; unanticipated increases in costs associated with compliance with federal, state or local laws and regulations; changes in the demand for education finance and business processing solutions or other changes in marketplaces in which we compete (including increased competition); changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s underwriting standards or exposure to third parties, including counterparties to hedging transactions; and

changes in the terms of education loans and the educational credit marketplace (including changes resulting from the enactment of new laws and the implementation of existing laws). The company could also be affected by, among other things: unanticipated repayment trends on education loans including prepayments or deferrals resulting from new interpretations or the timing of the execution and implementation of current laws, rules or regulations or future laws, executive orders or other policy initiatives which operate to encourage or require consolidation, abolish existing or create additional income-based repayment or debt forgiveness programs or establish other policies and programs which may increase or decrease the prepayment rates on education loans and accelerate or slowdown the repayment of the bonds in our securitization trusts; reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; failures of our operating systems or infrastructure or those of third-party vendors; risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers, or potential disclosure of confidential customer information; damage to our reputation resulting from cyber-breaches or litigation; failure to successfully implement strategic and/or cost-cutting initiatives and adverse effects of such initiatives on our business; failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform; changes in law and regulations whether new laws or regulations, or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers; changes in the general interest rate environment, including the availability of any relevant money-market index rate, or the relationship between the relevant money-market index rate and the rate at which our assets are priced; our ability to successfully effectuate any acquisitions, divestitures and other strategic initiatives; activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal; changes in general economic conditions, including the potential impact of persistent inflation; and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K for the year ended December 31, 2023, and in our other reports filed with the Securities and Exchange Commission. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

* * *

About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success. Our customer-focused, data-driven services deliver exceptional results for clients in education, healthcare and government. Learn more at Navient.com.

Contact:

Media:	Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors:	Jen Earyes, 703-984-6801, jen.earyes@navient.com

# # #

SELECTED HISTORICAL FINANCIAL INFORMATION AND RATIOS

	QUARTERS ENDED
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP Basis
Net income (loss)	$73	$(28)	$111
Diluted earnings (loss) per common share	$.64	$(.25)	$.86
Weighted average shares used to compute diluted earnings per share	114	115	130
Return on assets	.51%	(.19)%	.68%

Core Earnings Basis(1)
Net income(1)	$54	$24	$133
Diluted earnings per common share(1)	$.47	$.21	$1.02
Weighted average shares used to compute diluted earnings per share	114	117	130
Net interest margin, Federal Education Loan segment	.55%	.86%	1.12%
Net interest margin, Consumer Lending segment	2.99%	2.91%	3.12%
Return on assets	.37%	.16%	.82%

Education Loan Portfolio
Ending FFELP Loans, net	$35,879	$37,925	$42,148
Ending Private Education Loans, net	16,608	16,902	18,275

Ending total education loans, net	$52,487	$54,827	$60,423

Average FFELP Loans	$37,158	$39,129	$43,263
Average Private Education Loans	17,385	17,730	19,289

Average total education loans	$54,543	$56,859	$62,552

(1)	Item is a non-GAAP financial measure. For a description and reconciliation, see the section titled “Non-GAAP Financial Measures” on pages 15 – 23.

RESULTS OF OPERATIONS

We present the results of operations below first in accordance with GAAP. Following our discussion of earnings results on a GAAP basis, we present our results on a segment basis. We have four reportable operating segments: Federal Education Loans, Consumer Lending, Business Processing and Other. These segments operate in distinct business environments and we manage and evaluate the financial performance of these segments using non-GAAP financial measures we call Core Earnings (see “Non-GAAP Financial Measures — Core Earnings” for further discussion).

GAAP INCOME STATEMENTS (UNAUDITED)

				March 31, 2024 vs. December 31, 2023		March 31, 2024 vs. March 31, 2023
	QUARTERS ENDED			Increase (Decrease)		Increase (Decrease)
(In millions, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023	$	%	$	%
Interest income:
FFELP Loans	$661	$706	$693	$(45)	(6)%	$(32)	(5)%
Private Education Loans	328	333	344	(5)	(2)	(16)	(5)
Cash and investments	38	43	34	(5)	(12)	4	12

Total interest income	1,027	1,082	1,071	(55)	(5)	(44)	(4)
Total interest expense	875	922	837	(47)	(5)	38	5

Net interest income	152	160	234	(8)	(5)	(82)	(35)
Less: provisions for loan losses	12	55	(14)	(43)	(78)	26	186

Net interest income after provisions for loan losses	140	105	248	35	33	(108)	(44)
Other income (loss):
Servicing revenue	17	16	17	1	6	—	—
Asset recovery and business processing revenue	77	81	72	(4)	(5)	5	7
Other income (loss)	9	6	7	3	50	2	29
Losses on debt repurchases	—	(8)	—	8	(100)	—	—
Gains (losses) on derivative and hedging activities, net	32	(33)	(8)	65	197	40	500

Total other income (loss)	135	62	88	73	118	47	53
Expenses:
Operating expenses	183	199	185	(16)	(8)	(2)	(1)
Goodwill and acquired intangible asset impairment and amortization expense	3	3	3	—	—	—	—
Restructuring/other reorganization expenses	1	2	4	(1)	(50)	(3)	(75)

Total expenses	187	204	192	(17)	(8)	(5)	(3)

Income (loss) before income tax expense (benefit)	88	(37)	144	125	338	(56)	(39)
Income tax expense (benefit)	15	(9)	33	24	267	(18)	(55)

Net income (loss)	$73	$(28)	$111	$101	361%	$(38)	(34)%

Basic earnings (loss) per common share	$.65	$(.25)	$.87	$.90	360%	$(.22)	(25)%

Diluted earnings (loss) per common share	$.64	$(.25)	$.86	$.89	356%	$(.22)	(26)%

Dividends per common share	$.16	$.16	$.16	$—	—%	$—	—%

GAAP BALANCE SHEETS (UNAUDITED)

(In millions, except share and per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Assets
FFELP Loans (net of allowance for losses of $206, $215 and $214, respectively)	$35,879	$37,925	$42,148
Private Education Loans (net of allowance for losses of $538, $617 and $706, respectively)	16,608	16,902	18,275
Investments	129	146	153
Cash and cash equivalents	823	839	570
Restricted cash and cash equivalents	2,125	1,954	2,208
Goodwill and acquired intangible assets, net	692	695	703
Other assets	2,773	2,914	2,856

Total assets	$59,029	$61,375	$66,913

Liabilities
Short-term borrowings	$4,427	$4,226	$5,753
Long-term borrowings	50,848	53,402	57,388
Other liabilities	988	987	814

Total liabilities	56,263	58,615	63,955

Commitments and contingencies

Equity
Series A Junior Participating Preferred Stock, par value $0.20 per share; 2 million shares authorized at December 31, 2021; no shares issued or outstanding	—	—	—
Common stock, par value $0.01 per share; 1.125 billion shares authorized: 465 million, 464 million and 464 million shares, respectively, issued	4	4	4
Additional paid-in capital	3,360	3,353	3,335
Accumulated other comprehensive income (loss), net of tax	15	19	66
Retained earnings	4,691	4,638	4,579

Total Navient Corporation stockholders’ equity before treasury stock	8,070	8,014	7,984
Less: Common stock held in treasury: 353 million, 350 million and 337 million shares, respectively	(5,304)	(5,254)	(5,026)

Total equity	2,766	2,760	2,958

Total liabilities and equity	$59,029	$61,375	$66,913

GAAP COMPARISON OF 2024 RESULTS WITH 2023

Three Months Ended March 31, 2024 Compared with Three Months Ended March 31, 2023

For the three months ended March 31, 2024, net income was $73 million, or $0.64 diluted earnings per common share, compared with net income of $111 million, or $0.86 diluted earnings per common share, for the year-ago period.

The primary contributors to the change in net income are as follows:

•

Net interest income decreased by $82 million primarily as a result of increased interest rates and the paydown of the FFELP and Private Education Loan portfolios, which includes an increase in prepayments of the FFELP Loan portfolio. This was partially offset by a $6 million decrease in mark-to-market losses on fair value hedges recorded in interest expense.

•	Provisions for loan losses increased $26 million from $(14) million to $12 million:

○	The provision for FFELP Loan losses decreased $9 million from $10 to $1 million.

○	The provision for Private Education Loan losses increased $35 million from $(24) million to $11 million.

The FFELP Loan provision for loan losses of $1 million in the current period was the result of relatively stable credit trends.

The Private Education Loan provision for loan losses of $11 million in the current period included $5 million in connection with loan originations and $6 million related to a general reserve build. The provision of $(24) million in the year-ago quarter included $(52) million in connection with the adoption of Accounting Standards Update (ASU) No. 2022-02, “Financial Instruments — Credit Losses: Troubled Debt Restructurings and Vintage Disclosures,” $5 million in connection with loan originations and $23 million in connection with the resolution of certain private legacy loans in bankruptcy. See our 2023 Form 10-K for further discussion on the adoption of ASU No. 2022-02 as well as the resolution of certain private legacy loans in bankruptcy.

•	Asset recovery and business processing revenue increased $5 million primarily due to continued organic growth in our Business Processing segment.

•

Net gains on derivative and hedging activities increased $40 million. The primary factor affecting the change were interest rate fluctuations. Valuations of derivative instruments fluctuate based upon many factors including changes in interest rates and other market factors. As a result, net gains and losses on derivative and hedging activities may vary significantly in future periods.

•

Operating expenses decreased $2 million, primarily a result of a decline in overall servicing costs as well as lower in-school loan marketing spend. This was partially offset by a $12 million contingency loss accrual (regulatory-related expense) recorded in the current period related to recent developments in connection with CFPB matters.

•	Restructuring expenses decreased $3 million due to a decline in severance-related costs and facility lease terminations.

•

The effective income tax rates for the current and year-ago periods were 17% and 23%, respectively. The movement in the effective income tax rate was primarily driven by the reduction of tax and interest on state uncertain tax positions in the current period.

We repurchased 2.6 million and 4.9 million shares of our common stock during the first quarters of 2024 and 2023, respectively. As a result of repurchases, our average outstanding diluted shares decreased by 16 million common shares (or 12%) from the year-ago period.

PRIVATE EDUCATION LOANS PORTFOLIO PERFORMANCE

Private Education Loan Delinquencies and Forbearance

	March 31, 2024		December 31, 2023		March 31, 2023
(Dollars in millions)	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$369		$360		$369
Loans in forbearance(2)	297		363		354
Loans in repayment and percentage of each status:
Loans current	15,661	95.0%	15,935	94.9%	17,439	95.5%
Loans delinquent 31-60 days(3)	303	1.9	308	1.8	290	1.6
Loans delinquent 61-90 days(3)	165	1.0	173	1.0	165	.9
Loans delinquent greater than 90 days(3)	351	2.1	380	2.3	364	2.0

Total Private Education Loans in repayment	16,480	100%	16,796	100%	18,258	100%

Total Private Education Loans	17,146		17,519		18,981
Private Education Loan allowance for losses	(538)		(617)		(706)

Private Education Loans, net	$16,608		$16,902		$18,275

Percentage of Private Education Loans in repayment		96.1%		95.9%		96.2%

Delinquencies as a percentage of Private Education Loans in repayment		5.0%		5.1%		4.5%

Loans in forbearance as a percentage of loans in repayment and forbearance		1.8%		2.1%		1.9%

Cosigner rate(4)		33%		33%		33%

(1)

Loans for customers who are attending school or are in other permitted educational activities and are not yet required to make payments on their loans, e.g., internship periods, as well as loans for customers who have requested and qualify for other permitted program deferments such as various military eligible deferments.

(2)

Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors such as disaster relief, including COVID-19 relief programs, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

(4)	Excluding Private Education Refinance Loans, which do not have a cosigner, the cosigner rate was 66%, 65% and 65% for first-quarter 2024, fourth-quarter 2023 and first-quarter 2023, respectively.

ALLOWANCE FOR LOAN LOSSES

	QUARTER ENDED
	March 31, 2024
(Dollars in millions)	FFELP Loans	Private Education Loans	Total
Allowance at beginning of period	$215	$617	$832
Total provision	1	11	12
Charge-offs:
Gross charge-offs	(10)	(110)	(120)
Expected future recoveries on current period gross charge-offs	—	11	11

Net charge-offs(1)(2)	(10)	(99)	(109)
Decrease in expected future recoveries on previously fully charged-off loans(3)	—	9	9

Allowance at end of period (GAAP)	206	538	744
Plus: expected future recoveries on previously fully charged-off loans(3)	—	217	217

Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(4)	$206	$755	$961

Net charge-offs as a percentage of average loans in repayment (annualized)	.13%	2.40%
Allowance coverage of charge-offs (annualized)(4)	5.3	1.8	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(4)	.6%	4.4%	(Non-GAAP)
Allowance as a percentage of ending loans in repayment(4)	.7%	4.6%	(Non-GAAP)
Ending total loans	$36,085	$17,146
Average loans in repayment	$29,736	$16,671
Ending loans in repayment	$28,985	$16,480

	QUARTER ENDED
	December 31, 2023
(Dollars in millions)	FFELP Loans	Private Education Loans	Total
Allowance at beginning of period	$220	$625	$845
Total provision	5	50	55
Charge-offs:
Gross charge-offs	(10)	(74)	(84)
Expected future recoveries on current period gross charge-offs	—	10	10

Net charge-offs(2)	(10)	(64)	(74)
Decrease in expected future recoveries on previously fully charged-off loans(3)	—	6	6

Allowance at end of period (GAAP)	215	617	832
Plus: expected future recoveries on previously fully charged-off loans(3)	—	226	226

Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(4)	$215	$843	$1,058

Net charge-offs as a percentage of average loans in repayment (annualized)	.13%	1.48%
Allowance coverage of charge-offs (annualized)(4)	5.2	3.4	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(4)	.6%	4.8%	(Non-GAAP)
Allowance as a percentage of ending loans in repayment(4)	.7%	5.0%	(Non-GAAP)
Ending total loans	$38,140	$17,519
Average loans in repayment	$31,432	$17,004
Ending loans in repayment	$30,806	$16,796

	QUARTER ENDED
	March 31, 2023
(Dollars in millions)	FFELP Loans	Private Education Loans	Total
Allowance at beginning of period	$222	$800	$1,022
Total provision	10	(24)	(14)
Charge-offs:
Gross charge-offs	(18)	(88)	(106)
Expected future recoveries on current period gross charge-offs	—	13	13

Net charge-offs(2)	(18)	(75)	(93)
Decrease in expected future recoveries on previously fully charged-off loans(3)	—	5	5

Allowance at end of period (GAAP)	214	706	920
Plus: expected future recoveries on previously fully charged-off loans(3)	—	268	268

Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(4)	$214	$974	$1,188

Net charge-offs as a percentage of average loans in repayment (annualized)	.22%	1.63%
Allowance coverage of charge-offs (annualized)(4)	2.9	3.2	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(4)	.5%	5.1%	(Non-GAAP)
Allowance as a percentage of ending loans in repayment(4)	.6%	5.4%	(Non-GAAP)
Ending total loans	$42,362	$18,981
Average loans in repayment	$34,305	$18,552
Ending loans in repayment	$33,740	$18,258

(1)	$28 million of first-quarter 2024 Private Education Loan net charge-offs is in connection with the resolution of certain private legacy loans in bankruptcy. This was previously reserved for in 2023.

(2)

Charge-offs are reported net of expected recoveries. For Private Education Loans, we charge off the estimated loss of a defaulted loan balance by charging off the entire defaulted loan balance and estimating recoveries on a pool basis. These estimated recoveries are referred to as “expected future recoveries on previously fully charged-off loans.” For FFELP Loans, the recovery is received at the time of charge-off.

(3)

At the end of each month, for Private Education Loans that are 212 or more days past due, we charge off the estimated loss of a defaulted loan balance by charging off the entire loan balance and estimating recoveries on a pool basis. These estimated recoveries are referred to as “expected future recoveries on previously fully charged-off loans.” If actual periodic recoveries are less than expected, the difference is immediately reflected as a reduction to expected future recoveries on previously fully charged-off loans. If actual periodic recoveries are greater than expected, they will be reflected as a recovery through the allowance for Private Education Loan losses once the cumulative recovery amount exceeds the cumulative amount originally expected to be recovered. The following table summarizes the activity in the expected future recoveries on previously fully charged-off loans:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Beginning of period expected future recoveries on previously fully charged-off loans	$226	$232	$274
Expected future recoveries of current period defaults	11	10	13
Recoveries (cash collected)	(11)	(10)	(13)
Charge-offs (as a result of lower recovery expectations)	(9)	(6)	(6)

End of period expected future recoveries on previously fully charged-off loans	$217	$226	$268

Change in balance during period	$(9)	$(6)	$(5)

(4)	For Private Education Loans, the item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures.”

LIQUIDITY AND CAPITAL RESOURCES

We expect to fund our ongoing liquidity needs, including the repayment of $0.6 billion of senior unsecured notes that mature in the short term (i.e., over the next 12 months) and the remaining $5.3 billion of senior unsecured notes that mature in the long term (from 2025 to 2043 with 60% maturing by 2029), through a number of sources. These sources include our cash on hand, unencumbered FFELP Loan and Private Education Refinance Loan portfolios (see “Sources of Primary Liquidity” below), the predictable operating cash flows provided by operating activities, the repayment of principal on unencumbered education loan assets, and the distribution of overcollateralization from our securitization trusts. We may also, depending on market conditions and availability, draw down on our secured FFELP Loan and Private Education Loan asset-backed commercial paper (ABCP) facilities, issue term ABS, enter into additional Private Education Loan and FFELP Loan ABS repurchase facilities, or issue additional unsecured debt.

We originate Private Education Loans (a portion of which is obtained through a forward purchase agreement). We also have purchased and may purchase, in future periods, Private Education Loan and FFELP Loan portfolios from third parties. Those originations and purchases are part of our ongoing liquidity needs. We repurchased 2.6 million shares of common stock for $43 million in the first quarter of 2024 and have $247 million of unused share repurchase authority as of March 31, 2024.

SOURCES OF LIQUIDITY

Sources of Primary Liquidity

(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Ending balances:
Total unrestricted cash and liquid investments	$823	$839	$570
Unencumbered FFELP Loans	133	92	62
Unencumbered Private Education Refinance Loans	88	236	37

Total	$1,044	$1,167	$669

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Average balances:
Total unrestricted cash and liquid investments	$767	$1,167	$825
Unencumbered FFELP Loans	115	92	85
Unencumbered Private Education Refinance Loans	218	137	66

Total	$1,100	$1,396	$976

Sources of Additional Liquidity

Liquidity may also be available under our secured credit facilities. Maximum borrowing capacity under the FFELP Loan and Private Education Loan ABCP facilities will vary and be subject to each agreement’s borrowing conditions, including, among others, facility size, current usage and availability of qualifying collateral from unencumbered loans. The following tables detail the additional borrowing capacity of these facilities with maturity dates ranging from June 2024 to April 2026.

(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Ending balances:
FFELP Loan ABCP facilities	$409	$408	$57
Private Education Loan ABCP facilities	1,340	1,719	1,028

Total	$1,749	$2,127	$1,085

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Average balances:
FFELP Loan ABCP facilities	$408	$203	$107
Private Education Loan ABCP facilities	1,563	1,693	1,141

Total	$1,971	$1,896	$1,248

At March 31, 2024, we had a total of $2.8 billion of unencumbered tangible assets inclusive of those listed in the table above as sources of primary liquidity. Total unencumbered education loans comprised $1.1 billion of our unencumbered tangible assets of which $957 million and $133 million related to Private Education Loans and FFELP Loans, respectively. In addition, as of March 31, 2024, we had $5.5 billion of encumbered net assets (i.e., overcollateralization) in our various financing facilities (consolidated variable interest entities). We enter into repurchase facilities at times to borrow against the encumbered net assets of these financing vehicles. As of March 31, 2024, $0.6 billion of repurchase facility borrowings were outstanding.

The following table reconciles encumbered and unencumbered assets and their net impact on total Tangible Equity.

(Dollars in billions)	March 31, 2024	December 31, 2023	March 31, 2023
Net assets of consolidated variable interest entities (encumbered assets) — FFELP Loans	$3.3	$3.4	$3.7
Net assets of consolidated variable interest entities (encumbered assets) — Private Education Loans	2.2	2.1	1.7
Tangible unencumbered assets(1)	2.8	3.0	3.0
Senior unsecured debt	(5.9)	(5.9)	(6.0)
Mark-to-market on unsecured hedged debt(2)	.2	.2	.2
Other liabilities, net	(.5)	(.7)	(.3)

Total Tangible Equity(3)	$2.1	$2.1	$2.3

(1)	Excludes goodwill and acquired intangible assets.

(2)

At March 31, 2024, December 31, 2023 and March 31, 2023, there were $(236) million, $(181) million and $(207) million, respectively, of net gains (losses) on derivatives hedging this debt in unencumbered assets, which partially offset these gains (losses).

(2)	Item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures.”

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported on a GAAP basis, Navient also provides certain performance measures which are non-GAAP financial measures. We present the following non-GAAP financial measures: (1) Core Earnings, (2) Tangible Equity (as well as the Adjusted Tangible Equity Ratio), (3) EBITDA for the Business Processing segment, and (4) Allowance for Loan Losses Excluding Expected Future Recoveries on Previously Fully Charged-off Loans. Definitions for the non-GAAP financial measures and reconciliations are provided below, except that reconciliations of forward-looking non-GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market gains/losses resulting from our use of derivative instruments to hedge our economic risks.

1. Core Earnings

We prepare financial statements and present financial results in accordance with GAAP. However, we also evaluate our business segments and present financial results on a basis that differs from GAAP. We refer to this different basis of presentation as Core Earnings. We provide this Core Earnings basis of presentation on a consolidated basis and for each business segment because this is what we review internally when making management decisions regarding our performance and how we allocate resources. We also refer to this information in our presentations with credit rating agencies, lenders and investors. Because our Core Earnings basis of presentation corresponds to our segment financial presentations, we are required by GAAP to provide certain Core Earnings disclosures in the notes to our consolidated financial statements for our business segments.

Core Earnings are not a substitute for reported results under GAAP. We use Core Earnings to manage our business segments because Core Earnings reflect adjustments to GAAP financial results for two items, discussed below, that can create significant volatility mostly due to timing factors generally beyond the control of management. Accordingly, we believe that Core Earnings provide management with a useful basis from which to better evaluate results from ongoing operations against the business plan or against results from prior periods. Consequently, we disclose this information because we believe it provides investors with additional information regarding the operational and performance indicators that are most closely assessed by management. When compared to GAAP results, the two items we remove to result in our Core Earnings presentations are:

(1)

Mark-to-market gains/losses resulting from our use of derivative instruments to hedge our economic risks that do not qualify for hedge accounting treatment or do qualify for hedge accounting treatment but result in ineffectiveness; and

(2)	The accounting for goodwill and acquired intangible assets.

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, our Core Earnings basis of presentation does not. Core Earnings are subject to certain general and specific limitations that investors should carefully consider. For example, there is no comprehensive, authoritative guidance for management reporting. Our Core Earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Accordingly, our Core Earnings presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not be able to compare our performance with that of other financial services companies based upon Core Earnings. Core Earnings results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, our Board of Directors, credit rating agencies, lenders and investors to assess performance.

The following tables show our consolidated GAAP results, Core Earnings results (including for each reportable segment) along with the adjustments made to the income/expense items to reconcile the consolidated GAAP results to the Core Earnings results as required by GAAP.

	QUARTER ENDED MARCH 31, 2024
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments(1)	Total Core Earnings	Federal Education Loans	Consumer Lending	Business Processing	Other
Interest income:
Education loans	$989					$661	$328	$—	$—
Cash and investments	38					23	7	—	8

Total interest income	1,027					684	335	—	8
Total interest expense	875					631	201	—	32

Net interest income (loss)	152	$10	$1	$11	$163	53	134	—	(24)
Less: provisions for loan losses	12				12	1	11	—	—

Net interest income (loss) after provisions for loan losses	140					52	123	—	(24)
Other income (loss):
Servicing revenue	17					13	4	—	—
Asset recovery and business processing revenue	77					—	—	77	—
Other revenue	41					4	—	—	5

Total other income (loss)	135	(10)	(22)	(32)	103	17	4	77	5
Expenses:
Direct operating expenses	118					17	32	69	—
Unallocated shared services expenses	65					—	—	—	65

Operating expenses	183				183	17	32	69	65
Goodwill and acquired intangible asset impairment and amortization	3	—	(3)	(3)	—	—	—	—	—
Restructuring/other reorganization expenses	1	—	—	—	1	—	—	—	1

Total expenses	187	—	(3)	(3)	184	17	32	69	66

Income (loss) before income tax expense (benefit)	88	—	(18)	(18)	70	52	95	8	(85)
Income tax expense (benefit)(2)	15	—	1	1	16	12	22	2	(20)

Net income (loss)	$73	$—	$(19)	$(19)	$54	$40	$73	$6	$(65)

(1)	Core Earnings adjustments to GAAP:

	QUARTER ENDED MARCH 31, 2024
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income after provisions for loan losses	$11	$—	$11
Total other income (loss)	(32)	—	(32)
Goodwill and acquired intangible asset impairment and amortization	—	(3)	(3)

Total Core Earnings adjustments to GAAP	$(21)	$3	(18)

Income tax expense (benefit)			1

Net income (loss)			$(19)

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	QUARTER ENDED DECEMBER 31, 2023
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments(1)	Total Core Earnings	Federal Education Loans	Consumer Lending	Business Processing	Other
Interest income:
Education loans	$1,039					$706	$333	$—	$—
Cash and investments	43					20	7	—	16

Total interest income	1,082					726	340	—	16
Total interest expense	922					638	206	—	45

Net interest income (loss)	160	$9	$24	$33	$193	88	134	—	(29)
Less: provisions for loan losses	55				55	5	50	—	—

Net interest income (loss) after provisions for loan losses	105					83	84	—	(29)
Other income (loss):
Servicing revenue	16					13	3	—	—
Asset recovery and business processing revenue	81					—	—	81	—
Other revenue	(27)					4	—	—	2
Losses on debt repurchases	(8)					—	—	—	(8)

Total other income (loss)	62	(9)	42	33	95	17	3	81	(6)
Expenses:
Direct operating expenses	114					17	27	70	—
Unallocated shared services expenses	85					—	—	—	85

Operating expenses	199				199	17	27	70	85
Goodwill and acquired intangible asset impairment and amortization	3	—	(3)	(3)	—	—	—	—	—
Restructuring/other reorganization expenses	2	—	—	—	2	—	—	—	2

Total expenses	204	—	(3)	(3)	201	17	27	70	87

Income (loss) before income tax expense (benefit)	(37)	—	69	69	32	83	60	11	(122)
Income tax expense (benefit)(2)	(9)	—	17	17	8	20	14	3	(29)

Net income (loss)	$(28)	$—	$52	$52	$24	$63	$46	$8	$(93)

(1)	Core Earnings adjustments to GAAP:

	QUARTER ENDED DECEMBER 31, 2023
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income after provisions for loan losses	$33	$—	$33
Total other income (loss)	33	—	33
Goodwill and acquired intangible asset impairment and amortization	—	(3)	(3)

Total Core Earnings adjustments to GAAP	$66	$3	69

Income tax expense (benefit)			17

Net income (loss)			$52

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	QUARTER ENDED MARCH 31, 2023
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments(1)	Total Core Earnings	Federal Education Loans	Consumer Lending	Business Processing	Other
Interest income:
Education loans	$1,037					$695	$344	$—	$—
Cash and investments	34					20	6	—	8

Total interest income	1,071					715	350	—	8
Total interest expense	837					590	197	—	33

Net interest income (loss)	234	$12	$7	$19	$253	125	153	—	(25)
Less: provisions for loan losses	(14)				(14)	10	(24)	—	—

Net interest income (loss) after provisions for loan losses	248					115	177	—	(25)
Other income (loss):
Servicing revenue	17					14	3	—	—
Asset recovery and business processing revenue	72					—	—	72	—
Other income (loss)	(1)					5	—	—	2

Total other income (loss)	88	(12)	20	8	96	19	3	72	2
Expenses:
Direct operating expenses	124					20	37	67	—
Unallocated shared services expenses	61					—	—	—	61

Operating expenses	185				185	20	37	67	61
Goodwill and acquired intangible asset impairment and amortization	3	—	(3)	(3)	—	—	—	—	—
Restructuring/other reorganization expenses	4	—	—	—	4	—	—	—	4

Total expenses	192	—	(3)	(3)	189	20	37	67	65

Income (loss) before income tax expense (benefit)	144	—	30	30	174	114	143	5	(88)
Income tax expense (benefit)(2)	33	—	8	8	41	27	33	1	(20)

Net income (loss)	$111	$—	$22	$22	$133	$87	$110	$4	$(68)

(1)	Core Earnings adjustments to GAAP:

	QUARTER ENDED MARCH 31, 2023
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income after provisions for loan losses	$19	$—	$19
Total other income (loss)	8	—	8
Goodwill and acquired intangible asset impairment and amortization	—	(3)	(3)

Total Core Earnings adjustments to GAAP	$27	$3	30

Income tax expense (benefit)			8

Net income (loss)			$22

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

The following discussion summarizes the differences between GAAP and Core Earnings net income and details each specific adjustment required to reconcile our GAAP earnings to our Core Earnings segment presentation.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
GAAP net income	$73	$(28)	$111
Core Earnings adjustments to GAAP:
Net impact of derivative accounting	(21)	66	27
Net impact of goodwill and acquired intangible assets	3	3	3
Net tax effect	(1)	(17)	(8)

Total Core Earnings adjustments to GAAP	(19)	52	22

Core Earnings net income	$54	$24	$133

(1)

Derivative Accounting: Core Earnings exclude periodic gains and losses that are caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic mark-to-market gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives that are held to maturity, the mark-to-market gain or loss over the life of the contract will equal $0 except for Floor Income Contracts, where the mark-to-market gain will equal the amount for which we originally sold the contract. In our Core Earnings presentation, we recognize the economic effect of these hedges, which generally results in any net settlement cash paid or received being recognized ratably as an interest expense or revenue over the hedged item’s life.

The table below quantifies the adjustments for derivative accounting between GAAP and Core Earnings net income.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Core Earnings derivative adjustments:
(Gains) losses on derivative and hedging activities, net, included in other income	$(32)	$33	$8
Plus: (Gains) losses on fair value hedging activity included in interest expense	—	23	6

Total GAAP (gains) losses	(32)	56	14
Plus: Settlement income (expense) on derivative and hedging activities, net(1)	10	9	12

Mark-to market (gains) losses on derivative and hedging activities, net(2)	(22)	65	26
Amortization of net premiums on Floor Income Contracts in net interest income for Core Earnings	—	—	2
Other derivative accounting adjustments(3)	1	1	(1)

Total net impact of derivative accounting	$(21)	$66	$27

(1)

Derivative accounting requires net settlement income/expense on derivatives that do not qualify as hedges to be recorded in a separate income statement line item below net interest income. Under our Core Earnings presentation, these settlements are reclassified to the income statement line item of the economically hedged item. For our Core Earnings net interest income, this would primarily include: (a) reclassifying the net settlement amounts related to our Floor Income Contracts to education loan interest income; and (b) reclassifying the net settlement amounts related to certain of our interest rate swaps to debt interest expense. The table below summarizes these net settlements on derivative and hedging activities and the associated reclassification on a Core Earnings basis:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Reclassification of settlements on derivative and hedging activities:
Net settlement expense on Floor Income Contracts reclassified to net interest income	$—	$—	$—
Net settlement income (expense) on interest rate swaps reclassified to net interest income	10	9	12

Total reclassifications of settlement income (expense) on derivative and hedging activities	$10	$9	$12

(2)	“Mark-to-market (gains) losses on derivative and hedging activities, net” is comprised of the following:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Fair value hedges	$(3)	$11	$4
Foreign currency hedges	3	12	2
Floor Income Contracts	—	—	—
Basis swaps	—	—	2
Other	(22)	42	18

Total mark-to-market (gains) losses on derivative and hedging activities, net	$(22)	$65	$26

(3)

Other derivative accounting adjustments consist of adjustments related to certain terminated derivatives that did not receive hedge accounting treatment under GAAP but were economic hedges under Core Earnings and, as a result, such gains or losses are amortized into Core Earnings over the life of the hedged item.

Cumulative Impact of Derivative Accounting under GAAP compared to Core Earnings

As of March 31, 2024, derivative accounting has increased GAAP equity by approximately $11 million as a result of cumulative net mark-to-market gains (after tax) recognized under GAAP, but not under Core Earnings. The following table rolls forward the cumulative impact to GAAP equity due to these after-tax mark-to-market net gains (losses) related to derivative accounting.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Beginning impact of derivative accounting on GAAP equity	$(1)	$73	$122
Net impact of net mark-to-market gains (losses) under derivative accounting(1)	12	(74)	(41)

Ending impact of derivative accounting on GAAP equity	$11	$(1)	$81

(1)	Net impact of net mark-to-market gains (losses) under derivative accounting is composed of the following:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Total pre-tax net impact of derivative accounting recognized in net income(a)	$21	$(66)	$(27)
Tax impact of derivative accounting adjustment recognized in net income	(5)	16	7
Change in mark-to-market gains (losses) on derivatives, net of tax recognized in other comprehensive income	(4)	(24)	(21)

Net impact of net mark-to-market gains (losses) under derivative accounting	$12	$(74)	$(41)

(a)	See “Core Earnings derivative adjustments” table above.

Hedging Embedded Floor Income

We use Floor Income Contracts, pay-fixed swaps and fixed rate debt to economically hedge embedded floor income in our FFELP loans. Historically, we have used these instruments on a periodic basis and depending upon market conditions and pricing, we may enter into additional hedges in the future. Under GAAP, the Floor Income Contracts do not qualify for hedge accounting and the pay-fixed swaps are accounted for as cash flow hedges. The table below shows the amount of Hedged Floor Income that will be recognized in Core Earnings in future periods based on these hedge strategies.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Total hedged Floor Income, net of tax(1)(2)	$80	$90	$166

(1)	$104 million, $118 million and $217 million on a pre-tax basis as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

(2)

Of the $80 million as of March 31, 2024, approximately $26 million, $20 million, $16 million and $10 million will be recognized as part of Core Earnings net income in the remainder of 2024, 2025, 2026 and 2027, respectively.

(2)

Goodwill and Acquired Intangible Assets: Our Core Earnings exclude goodwill and intangible asset impairment and the amortization of acquired intangible assets. The following table summarizes the goodwill and acquired intangible asset adjustments.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Core Earnings goodwill and acquired intangible asset adjustments	$3	$3	$3

2. Tangible Equity and Adjusted Tangible Equity Ratio

Adjusted Tangible Equity measures the ratio of Navient’s Tangible Equity to its tangible assets. We adjust this ratio to exclude the assets and equity associated with our FFELP Loan portfolio because FFELP Loans are no longer originated and the FFELP Loan portfolio bears a 3% maximum loss exposure under the terms of the federal guaranty. Management believes that excluding this portfolio from the ratio enhances its usefulness to investors. Management uses this ratio, in addition to other metrics, for analysis and decision making related to capital allocation decisions. The Adjusted Tangible Equity Ratio is calculated as:

(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Navient Corporation’s stockholders’ equity	$2,766	$2,760	$2,958
Less: Goodwill and acquired intangible assets	692	695	703

Tangible Equity	2,074	2,065	2,255
Less: Equity held for FFELP Loans	179	190	211

Adjusted Tangible Equity	$1,895	$1,875	$2,044

Divided by:
Total assets	$59,029	$61,375	$66,913
Less:
Goodwill and acquired intangible assets	692	695	703
FFELP Loans	35,879	37,925	42,148

Adjusted tangible assets	$22,458	$22,755	$24,062

Adjusted Tangible Equity Ratio	8.4%	8.2%	8.5%

3. Earnings before Interest, Taxes, Depreciation and Amortization Expense (EBITDA)

This measures the operating performance of the Business Processing segment and is used by management and equity investors to monitor operating performance and determine the value of those businesses. EBITDA for the Business Processing segment is calculated as:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Core Earnings pre-tax income	$8	$11	$5
Plus:
Depreciation and amortization expense(1)	1	1	—

EBITDA	$9	$12	$5

Divided by:
Total revenue	$77	$81	$72

EBITDA margin	11%	15%	7%

(1)	There is no interest expense in this segment.

4. Allowance for Loan Losses Excluding Expected Future Recoveries on Previously Fully Charged-off Loans

The allowance for loan losses on the Private Education Loan portfolio used for the three credit metrics below excludes the expected future recoveries on previously fully charged-off loans to better reflect the current expected credit losses remaining in connection with the loans on balance sheet that have not charged off. That is, as of March 31, 2024, the $755 million Private Education Loan allowance for loan losses excluding expected future recoveries on previously fully charged-off loans represents the current expected credit losses that remain in connection with the $17,146 million Private Education Loan portfolio. The $217 million of expected future recoveries on previously fully charged-off loans, which is collected over an average 15-year period, mechanically is a reduction to the overall allowance for loan losses. However, it is not related to the $17,146 million Private Education Loan portfolio on our balance sheet and, as a result, management excludes this impact to the allowance to better evaluate and assess our overall credit loss coverage on the Private Education Loan portfolio. We believe this provides a more meaningful and holistic view of the available credit loss coverage on our non-charged-off Private Education Loan portfolio. We believe this information is useful to our investors, lenders and rating agencies.

Allowance for Loan Losses Metrics – Private Education Loans

	QUARTERS ENDED
(Dollars in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Allowance at end of period (GAAP)	$538	$617	$706
Plus: expected future recoveries on previously fully charged-off loans	217	226	268

Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)	$755	$843	$974

Ending total loans	$17,146	$17,519	$18,981
Ending loans in repayment	$16,480	$16,796	$18,258
Net charge-offs	$99	$64	$75

Allowance coverage of charge-offs (annualized):
GAAP	1.3	2.5	2.3
Adjustment(1)	.5	.9	.9

Non-GAAP Financial Measure(1)	1.8	3.4	3.2

Allowance as a percentage of the ending total loan balance:
GAAP	3.1%	3.5%	3.7%
Adjustment(1)	1.3	1.3	1.4

Non-GAAP Financial Measure(1)	4.4%	4.8%	5.1%

Allowance as a percentage of the ending loans in repayment:
GAAP	3.3%	3.7%	3.9%
Adjustment(1)	1.3	1.3	1.5

Non-GAAP Financial Measure(1)	4.6%	5.0%	5.4%

(1)	The allowance used for these credit metrics excludes the expected future recoveries on previously fully charged-off loans. See discussion above.